UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2012 (March 9, 2012)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

As a part of its periodic review of corporate governance trends and practices, on March 9, 2012, the Board of Directors (“Board”) of Gibraltar Industries Inc. (the “Company”) adopted Amended and Restated Bylaws for the Company, which amended Article II, Section 2 of the Company’s existing Amended and Restated Bylaws to provide that stockholders holding in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding shares of the Company’s capital stock may call a special meeting of the Company’s stockholders and made certain other technical changes.

Article II Section 2 of the Company’s Amended and Restated Bylaws, as so amended, is set forth in its entirety below:

Section 2. Special Meetings. Special meetings of stockholders may be requested or called at any time for any purpose by the Board of Directors, the Chairman of the Board, or the President. Subject to the following provisions of this Section 2, special meetings of the stockholders shall be called by the Board of Directors, the Chairman of the Board, or the President upon written request of stockholders holding in the aggregate twenty-five percent (25%) or more of the total voting power of the outstanding shares of capital stock of the Corporation, unless (i) such request is received by the Board of Directors within the ninety (90) day period immediately preceding an annual meeting or a previously scheduled special meeting of the Corporation’s stockholders; or (ii) the proposed business of the special meeting which has been requested is to vote on any matter or matters previously proposed or voted on by the stockholders of the Corporation at an annual or special meeting of the stockholders and the request to hold the special meeting is received by the Board of Directors within ninety (90) days of such annual or special meeting; or (iii) the notice requesting the meeting does not include the information required by Section 11(b) of this Article II. Notwithstanding anything in the foregoing to the contrary, the Board of Directors shall not be obligated to call a special meeting at the request of the stockholders if the proposed business described in the notice is or could be omitted from such notice or the proxy material for a special meeting pursuant to state law or to any rule or regulation of the Securities and Exchange Commission.

The date, time and place of a special meeting of the stockholders called at the request of the stockholders shall be set by the Board of Directors and shall not take place more than one hundred twenty (120) days from the date the request is received, provided such request otherwise satisfies the provisions of this Section 2. A stockholder may withdraw a request for a special meeting at any time by delivering to the Board of Directors a written notice indicating such stockholder’s intent to withdraw his, her, or its request for a special meeting of the stockholders. If, following such a withdrawal by a stockholder of his, her, or its request, the total number of shares of capital stock held by stockholders who have requested a special meeting and have not withdrawn such request is less than twenty-five percent (25%) of the total voting power of the outstanding shares of capital stock of the Corporation, the Board of Directors, in its discretion, may cancel such meeting.

Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for such meeting, provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted at any special meeting requested by stockholders.

A copy of the Company’s Amended and Restated Bylaws, effective March 9, 2012, is filed as Exhibit 3.1 to this Form 8-K.

Item 8.01	Other Events.

As a part of its periodic review of corporate governance trends and practices, the Company has also undertaken other initiatives to enhance its corporate governance practices.

Effective March 9, 2012, the Company’s Board has adopted amendments to the Company’s Corporate Governance Guidelines to provide that if the independent members of the Company’s Board determine that an executive officer has engaged in fraudulent conduct that results in the restatement of financial statements previously filed with the U.S. Securities and Exchange Commission, the independent members of the Company’s Board may take a range of actions to remedy the conduct and prevent its recurrence including a “clawback” of incentive compensation paid to the executive officer.

Copies of the Corporate Governance Guidelines, as amended, are posted and may be reviewed on the Corporate Governance page of the Company’s website www.gibraltar1.com to which reference is made for a complete understanding of the Company’s Corporate Governance Guidelines.

The information in this Form 8-K under the caption Item 8.01 Other Events shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)-(c) Not Applicable

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Gibraltar Industries, Inc. effective March 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.

Date: March 13, 2012

	By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Vice President and Secretary